Exhibit 10.2





                            STOCK PURCHASE AGREEMENT


                                      AMONG


                             RCM TECHNOLOGIES, INC.

                        GLOBAL TECHNOLOGY SOLUTIONS INC.

                                       AND

                               THE SHAREHOLDER OF
                        GLOBAL TECHNOLOGY SOLUTIONS INC.

                                TABLE OF CONTENTS


                                                                     Page

1.       DEFINITIONS.................................................. 1

2.       PURCHASE AND SALE OF SHARES OF ACQUIREE...................... 3

3.       REPRESENTATIONS AND WARRANTIES OF ACQUIREE
         AND OTHERS................................................... 5

4.       REPRESENTATIONS AND WARRANTIES OF RCM........................13

5.       COVENANTS OF THE PARTIES.....................................15

6.       THE CLOSING..................................................21

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE
         AND ACQUIREE SHAREHOLDER.....................................23

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM...................24

9.       INDEMNIFICATION..............................................26

10.      ARBITRATION..................................................28

11.      TERMINATION..................................................28

12.      NOTICES.................................................. ...29

13.      MISCELLANEOUS............................................. ..30

                                                 LIST OF SCHEDULES


2.4               List of persons eligible to receive Additional Purchase
                  Consideration

3.2(a) Financial Statements for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995

3.2(b) Interim Financial Statements for the period January 1, 1998 through February 28, 1998

3.3               Undisclosed Liabilities of Acquiree

3.4               Accounts Receivable of Acquiree as of __________________

3.5               Material adverse changes

3.5(e)            Extraordinary bonuses or salaries

3.6               Litigation

3.8 Articles of Incorporation, Bylaws and Amendments thereto of Acquiree

3.9               Tax information

3.10              All material Contracts and Agreements of Acquiree

3.11 Liens, encumbrances and general description of all real property in which Acquiree has an ownership interest

3.12              Licenses, trademarks and trade names of Acquiree

3.13              Consents to be obtained by Acquiree

3.14              Capitalization of Acquiree

3.17              Parandhaman's Obligation

3.18              Approvals required to be obtained by Acquiree Shareholder

3.19 Number and names of employees and compensation of all directors and officers of Acquiree - identifies all employee benefit plans

3.20              Compliance with environmental and conservation laws

3.21              List of all insurance policies of Acquiree

3.22 List of all bank accounts maintained or for the benefit of Acquiree

3.23 List of 10 largest customers of Acquiree, based on dollar volume of income for the twelve month period ended December 31, 1997

3.30              Agreements to be terminated

4.1               Articles of Incorporation and Bylaws of RCM

4.3               Consents to be obtained by RCM

5.10              Bonuses and Fees

                                                 LIST OF EXHIBITS


Exhibit "A"                Employment Agreement with _________________

Exhibit "B"                Employment Agreement with ____________________

Exhibit "C"                Opinion of counsel for Global Technology Solutions
                           Inc.

Exhibit "D" Opinion of counsel for RCM Technologies, Inc.

                                             STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this day of , 1998, by and among RCM TECHNOLOGIES, INC., a Nevada corporation ("RCM"); GLOBAL TECHNOLOGY SOLUTIONS INC, a California corporation, doing business as GLOBAL SOLUTIONS (the "Acquiree"); and GOPAL PARANDHAMAN (the "Acquiree Shareholder").

                                                     RECITALS:

         WHEREAS, the Acquiree Shareholder owns in the aggregate one hundred percent (100%) of the issued and outstanding common stock of the Acquiree (the "Acquiree Shares"); and

         WHEREAS, the Acquiree Shareholder desires to sell the Acquiree Shares and RCM desires to purchase the Acquiree Shares, each upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1.       DEFINITIONS.

                  (a) The foregoing RECITALS are true and correct, and are incorporated herein and made a part hereof.

                  (b) For purposes of this Agreement, the terms set forth below shall have the following meanings:

         Accounts Receivable. .                      all of Acquiree's accounts
         At Closing                                  receivable as of the Closing Date
                                                     not outstanding for more than sixty
                                                     (60) days

         Acquiree . . . . . . .                      Global Technology Solutions Inc. a
                             California corporation.



         Cash Balance . . . . .                      Acquiree's actual cash balance at

                                                         1




         At                                          Closing  the  Closing  Date
                                                     minus all bank debt and all
                                                     outstanding checks.

         Code . . . . . . . . .                      The Internal Revenue Code of 1986,
                                                     as amended.

         Closing  . . . . . . .                      The transaction of events set forth
                                                     in Section 6 hereof.

         Closing Date . . . . .                      The day on which the Closing is held
                                                     as set forth in Section 6 hereof.

         Net Working Capital. .                      Unaudited balance sheet of the
         Balance Sheet                               Acquiree as of March 31, 1998
                           prepared in accordance with
                                                     the  requirements  of  GAAP
                                                     containing   all   accruals
                                                     including  but not  limited
                                                     to  all  payroll   accruals
                                                     (bonuses,      commissions,
                                                     vacations and sick pay) and
                                                     all tax liability resulting
                                                     from  the  change  from the
                                                     cash to the accrual  method
                                                     of accounting.

         Closing Net. . . . . .                      Operating income of Acquiree for the
         Operating Income                            period January 1, 1997 to December
                                                     1,  1997  as  reflected  in
                                                     Acquiree's        financial
                                                     statement    prepared    in
                                                     accordance     with     the
                                                     requirements of GAAP before
                                                     federal  and state taxes or
                                                     interest     expense     or
                                                     interest income.

         Effective Date . . . .                      March 2, 1996

         Effective Date . . . .                      Unaudited balance sheet of Acquiree
         Balance Sheet                               as of the Effective Date prepared in
                                                     accordance     with    GAAP
                                                     containing   all   accruals
                                                     including  but not  limited
                                                     to  all  payroll   accruals
                                                     (bonuses,      commissions,
                                                     vacations and sick pay) and
                                                     all tax liability resulting
                                                     from  the  change  from the
                                                     cash to the accrual  method
                                                     of accounting.

         Financial  . . . . . .                      Unaudited financial statements of
         Statements                                  the Acquiree for the fiscal years
                                                     ended  December  31,  1997,
                                                     December  31,   1996,   and
                                                     December 31, 1995  prepared
                                                     in   accordance   with  the
                                                     requirements of GAAP.

         Interim Financial . .                       Unaudited financial statements of the

                                                         2




         Statements                                  Acquiree  for  the  interim
                                                     period from January 1, 1998
                                                     through  February  28, 1998
                                                     prepared in accordance with
                                                     the requirements of GAAP.

         GAAP  . . . . . . . .                       Generally accepted accounting
                                                     principles, consistently applied.

         Net Operating Income                        Subsequent to the Closing Date and
         (NOI) . . . . . . . .                       with respect to the ongoing business
                                                     formerly    conducted    by
                                                     Acquiree    gross   revenue
                                                     (billed services at invoice
                                                     value  reduced by  customer
                                                     discounts,    returns   and
                                                     allowances)  minus  cost of
                                                     sales,     all    operating
                                                     expenses           directly
                                                     attributable   to  Acquiree
                                                     and       general       and
                                                     administrative    expenses,
                                                     but   excluding   (a)   RCM
                                                     Corporate Fees; (b) Federal
                                                     and state income taxes; (c)
                                                     goodwill amortization;  and
                                                     (d)  acquisition   interest
                                                     expense.

         Net Working Capital .                       The amount by which all realizable
                                                     current assets of Acquiree,
                                                     including accounts receivable but
                                                     excluding all fixed assets and
                                                     intangible assets as those terms are
                                                     defined under GAAP, exceeds all of
                                                     Acquiree's liabilities.

         Parandhaman . . . . .                       Gopal Parandhaman

         RCM . . . . . . . . .                       RCM Technologies, Inc., a Nevada
                                                     corporation.

         RCM Corporate Fees. .                       All costs incurred by RCM not
                                                     directly   related  to  the
                                                     ongoing business  conducted
                                                     by Acquiree  such as legal,
                                                     accounting  and SEC  filing
                                                     fees.

         SEC . . . . . . . . .                       The Securities and Exchange

                                                     Commission.

         2.       PURCHASE AND SALE OF SHARES OF ACQUIREE.

                  2.1 Purchase and Sale of Shares of Acquiree.

                  Subject to the terms and conditions of this Agreement, on the Closing Date, the Acquiree Shareholder will sell, convey, assign, transfer and deliver the Acquiree Shares to RCM, and RCM shall purchase, acquire and accept from the Acquiree Shareholder the Acquiree Shares, which shall constitute one hundred percent (100%) of the outstanding capital stock of Acquiree.

                  2.2 Purchase Consideration.

                  On the Closing Date, (i) Acquiree Shareholder shall deliver to
RCM certificates representing the Acquiree Shares; and (ii) RCM shall pay to the Acquiree Shareholder the purchase consideration in the sum of $5,700,000 plus an amount equal to the Net Working Capital of Acquiree as determined in accordance with Section 2.3 hereof, subject to adjustments as hereafter set forth (the
"Purchase Consideration") as follows:

                  $3,700,000                -        by wire transfer of immediately
                                                     available funds to bank accounts
                                                     designated by Acquiree Shareholder;


                    $300,000                -        post closing consideration payable
                                                     within sixty (60) days following the
                                                     close of any four (4) month period
                                                     occurring during initial two years
                                                     following the Closing Date during
                                                     which the aggregate NOI of
                                                     Acquiree's ongoing operations equals
                                                     or exceeds $333,000 (the "Post
                                                     Closing Consideration");

                  $1,700,000                -        deferred consideration payable in
                                                     two (2) equal annual instalments of
                                                     $850,000 each within sixty (60) days
                                                     following March 31, 1999 and March
                                                     31, 2000 (the "Deferred
                                                     Consideration") provided that in the
                                                     event the NOI of Acquiree is less
                                                     than $1,000,000 for any year in
                                                     which a payment is due (the
                                                     "Shortfall") then the amount of the
                                                     installment payable for the first
                                                     year following the Closing shall be
                                                     reduced by $4.00 for each $1.00 of
                                                     Shortfall, and shall be reduced by
                                                     $3.00 for each $1.00 of Shortfall
                                                     for the second year following the
                                                     Closing Date.  As used herein the
                                                     term "year" means the years ending
                                                     March 31, 1999 and 2000.

         Net Working Capital                -        by wire transfer in accordance with
                                                     Section 2.3 hereof.

                  2.3 Payment of Net Working Capital. To the extent that the Cash Balance At Closing is positive, then at the Closing RCM will pay to Acquiree Shareholder by wire transfer of immediately available funds an amount equal to the Cash Balance At Closing. Such payment will be deducted from the Net Working Capital proceeds. Within sixty (60) days of the Closing Date, RCM and the Acquiree Shareholder will cause to be prepared to their mutual satisfaction the Net Working Capital Balance Sheet. Thereafter RCM, as agent for Acquiree, shall use best efforts to promptly and fully collect all of Acquiree's accounts receivable and other current assets as they are reflected in the Net Working Capital Balance Sheet. RCM shall cause to be paid to the Acquiree Shareholder as additional Purchase Consideration by wire transfer to bank accounts designated by him the amount of the accounts receivable and other current assets actually collected less Acquiree's liabilities as set forth on the Net Working Capital Balance Sheet. Subject to RCM's due diligence RCM will advance to Acquiree on the Closing Date a sum equal to fifty percent (50%) of the Accounts Receivable At Closing. To the extent the Cash Balance At Closing is negative the advance on the Accounts Receivable At Closing shall be offset by such amount. In any case the remaining Accounts Receivable At Closing not advanced must equal or exceed
1.5 times all unpaid liabilities. Such advance shall be deducted from the Net Working Capital proceeds.

                  2.4 Additional Purchase Consideration. If the NOI for any year in which an installment of Deferred Consideration is due exceeds $1,000,000, then twenty-five percent (25%) of the amount over and above and in excess of $1,000,000 shall be accrued as additional consideration and, within sixty (60) days of the end of such year, be paid as additional consideration to those persons designated in Schedule 2.4 hereof in the proportions described in that Schedule.

                  2.5 Deferred Consideration. In any year in which an installment of Deferred Consideration is due, the Acquiree Shareholder and his authorized representatives, at his expense, during normal business hours, shall have the right to audit the financial records of Acquiree to verify the calculation of NOI and any Shortfall. For each year in which an installment of Deferred Consideration is due, RCM will furnish the Acquiree Shareholder with year end financial statements for Acquiree.

         3. REPRESENTATIONS AND WARRANTIES OF ACQUIREE AND THE ACQUIREE Shareholder. The Acquiree and the Acquiree Shareholder, jointly and severally, as a material inducement to RCM to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to RCM which representations and warranties are true and correct in all material respects on this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  3.1 Shareholder of Acquiree. The Acquiree Shareholder is, and will be on the Closing Date, the sole owner, of record and beneficially, of all the issued and outstanding shares of the Acquiree's capital stock.

                  3.2      Financial Statements.

                           (a) The Financial Statements for the fiscal years
ended  December 31, 1997,  December 31, 1996 and December 31, 1995 ("1997,  1996
and 1995 Financial Statements") have been attached as Schedule 3.2(a). The 1997, 1996 and 1995 Financial Statements and the financial information contained therein present fairly the financial condition of the Acquiree for the periods covered and have been prepared in accordance with GAAP.

                           (b) RCM and the Acquiree Shareholder will cause to
be prepared to their mutual satisfaction the Effective Date Balance Sheet and the Net Working Capital Balance Sheet as defined in Section 1 hereof which will be prepared on an unaudited basis in accordance with GAAP and delivered to RCM promptly following the Closing. The Effective Date Balance Sheet and the Net Working Capital Balance Sheet as defined in Section 1 hereof and the financial information contained therein will present fairly the financial condition of the Acquiree for the periods covered.

                           (c) The books and records of Acquiree, financial and
other, are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

                  3.3 Undisclosed Liabilities. Acquiree does not have any liabilities or obligations of any nature, fixed or contingent, that will not be shown or otherwise provided for in the Financial Statements, except (a) as set forth in Schedule 3.3, and (b) for liabilities and obligations arising subsequent to the date of the Financial Statements in the ordinary course of business, none of such liabilities referred to in this clause (b) will individually or in the aggregate be materially adverse to the business or financial condition of the Acquiree. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 of the Financial Accounting Standards Board) of the Acquiree that will not be adequately provided for.

                  3.4 Accounts Receivable. Attached hereto as Schedule 3.4 is a list of all accounts receivable of Acquiree as of _________ __, 1998 and aging schedule pertaining thereto. All of the accounts receivable of Acquiree now and on the Closing Date, are bona fide accounts receivable of Acquiree representing the sales price of (or other sums or fees receivable for or in respect of) goods, merchandise, or services sold or performed by Acquiree in valid transactions in the regular course of its business to or for the benefit of its customers. Such accounts receivable, subject to reserves, if any, established within the Financial Statements, are collectible in full and are not subject to offset or counterclaim or otherwise in controversy.

                  3.5 Material Adverse Changes. Except as specifically stated in
Schedule 3.5 or as contemplated or required by this Agreement, from January 1, 1997 to the date of this Agreement, the business of the Acquiree has been operated in the ordinary course and there has not been:

                           (a) Any materially adverse changes in the business,
condition (financial or otherwise), results of operations, properties, assets, liabilities, earnings or net worth of the Acquiree for such period or at any time during such period;

                           (b) Any material damage, destruction or loss
(whether or not covered by insurance) affecting the Acquiree or its assets, properties or business;

                           (c) Any cancellation or material breaches on any
existing contract of which Acquiree is a party that would have a material adverse effect on the business of Acquiree;

                           (d) Any statute, rule, regulation or order adopted
by any governmental body, agency or authority that materially and adversely affects the Acquiree or its business or financial condition; or

                           (e) Except as set forth in Schedule 3.5(e) there has
not been any payment of bonuses or accrued salaries out of the ordinary course of business or agreements to materially increase the rate or terms of compensation payable or to become payable by Acquiree to its directors, officers or key employees; provided, however, that this subsection shall not restrict or limit the Acquiree in any way from hiring additional personnel who are required for its operations.

                  3.6 Litigation. Except as set forth in Schedule 3.6, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the actual knowledge of Acquiree
Shareholder, threatened against the Acquiree, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, or, to the actual knowledge of Acquiree Shareholder, any basis for any such action, suit, claim, investigation or proceeding.

                  3.7 Compliance: Governmental Authorizations. The Acquiree has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. The Acquiree has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. Neither the Acquiree nor the Acquiree Shareholder know of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of Acquiree.

                  3.8 Due Organization. The Acquiree is a corporation duly organized, validly existing and in good standing under the laws of the State of California; it is qualified to do business and in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification except where failure to so qualify would not have a material adverse effect on its financial condition, properties, business or results of operations. The Acquiree has the power to own its properties and assets and to carry on its business as now presently conducted. True and complete copies of the Articles of Incorporation and Bylaws of Acquiree, including any amendments thereto, have been attached as Schedule 3.8.

                  3.9 (a) Taxes. Except as disclosed on Schedule 3.9, all (a) federal, state, local or foreign tax returns (collectively, the "Returns") required to be filed with respect to the properties, assets, operations, income and net worth of Acquiree have been timely filed or appropriate extensions have been obtained and such Returns are true, correct and complete in all material respects; and (b) taxes and governmental charges, including, without limitation, any interest and penalties (collectively "Taxes") due pursuant to such Returns have been paid or adequate provision therefor has been made on the Financial
Statements. Except as disclosed on Schedule 3.9, there are no outstanding agreements or waivers extending the statutory period of limitation concerning any tax liability of Acquiree, no examination of any Return of Acquiree is currently in progress and no governmental authority has, within the last three
(3) years, notified Acquiree or Acquiree Shareholder of any tax claim, investigation or proceeding. All monies required to be collected or withheld by the Acquiree for income taxes, social security or other payroll taxes have been collected or withheld, and either paid to the appropriate governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Acquiree and the Acquiree is not liable for any taxes or penalties for failure to comply with any of the foregoing. Set forth on Schedule
3.9 is a list of all actions which have a material effect on the calculation of Taxes payable or with respect to the income, deductions, credits, allowances or assets of the Acquiree. The Acquiree has not made, is not obligated to make, and will not, as a result of the transactions contemplated hereby, make or become obligated to make any "excess parachute payment" within the meaning of Section 280G of the Code (determined without regard to subsection (b)(4) thereof). Acquiree Shareholder will be responsible for filing on behalf of Acquiree the short period S corporation tax return for the period ended ______________, 1998. Simultaneously with the filing of the short period S corporation return Acquiree Shareholder will cause to be filed an Application For Change In Accounting Method (IRS Form 3115) to change Acquiree's method of accounting from cash to accrual. Any tax liability arising from the change in accounting method over and above the amount shown for this liability on the Closing Date Balance Sheet shall be the obligation of the Acquiree Shareholder.

                           (b)  Tax Election.  Acquiree and RCM shall jointly
make an election under Section 338(h)(10) of the Code (and any corresponding election under state or local tax law) (collectively a "Section 338(h)(10) Election"). Acquiree and RCM shall (i) take, and cooperate with each other to take, all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Section 338(h)(10) Election in accordance with Section 338 of the Code and the Temporary Regulations thereunder or any successor provisions, and execute and deliver all such required documents including IRS Form 8023 at the Closing); and (ii) Acquiree and RCM shall report the sale of the Acquiree Shares pursuant to this Agreement consistent with Section 338(h)(10) and shall take no position contrary thereto or inconsistent therewith in any tax return, and discussion with or proceeding before any taxing authority, or otherwise. RCM and Acquiree Shareholder shall, within sixty (60) days after the date on which the Tax Election is filed, jointly prepare an allocation of the "adjusted grossed-up basis" (as defined in Treasury Regulation 1.338(b)-1 among Acquiree's assets in accordance with Section 338 of the Code and the Treasure Regulations thereunder (the "Allocation") consistent with the Effective Date Balance Sheet and providing, if necessary, for adjustments to take into account the payment of Post Closing Consideration, Deferred Consideration and Additional Deferred Consideration pursuant to Sections 2.2 and
2.4 hereof. All such adjustments on account of the payment of Post Closing Consideration, Deferred Consideration and Additional Deferred Consideration shall increase on a dollar for dollar basis the amount allocated to goodwill. The parties agree to adopt and abide by the Allocation in all federal and state tax filings and to take no positions inconsistent therewith. Any tax liability arising from the filing of the Section 338(h)(10) Election shall be the obligation of the Acquiree Shareholder.

                  3.10 Agreements. Schedule 3.10 contains a true and complete list of all material contracts, agreements, mortgages, obligations, arrangements, restrictions and other instruments to which the Acquiree is a party or by which the Acquiree or its assets may be bound. True and correct copies of all items set forth on Schedule 3.10 have been or will have been made available to RCM prior to the date hereof. No event has occurred that (whether with or without notice or lapse of time) would constitute a material default by the Acquiree under any of the contracts or agreements set forth in Schedule 3.10. Neither the Acquiree nor the Acquiree Shareholder have knowledge of any material default by the other parties to such contracts or agreements.

                  3.11 Title to Property and Related Matters. The Acquiree has, and at the time of the Closing will have, good and marketable title to all of its properties, and assets, real, personal and mixed, owned by it at the date of this Agreement or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except (i) those set forth in Schedule 3.11, and (ii) liens for current taxes not yet delinquent.
Schedule 3.11 also contains a general description of all real property in which Acquiree has an ownership interest. Except as set forth in said Schedule 3.11 and except for matters that may arise in the ordinary course of business, the assets of the Acquiree are in good operating condition and repair, reasonable wear and tear excepted. There does not exist any condition that materially interferes with the use thereof in the ordinary course of the business of the Acquiree.

                  3.12 Licenses; Trademarks; Trade Names. Except as set forth on
Schedule 3.12, the Acquiree does not have, nor does it own or use in its business any licenses, trademarks, trade names, service marks, copyrights, patents or any applications for any of the foregoing that relate to its business.

                  3.13 Due Authorization. This Agreement has been duly authorized, executed and delivered by the Acquiree and constitutes a valid and binding agreement of the Acquiree, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of the Acquiree's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage or agreement of any kind to which the Acquiree is a party or by which the Acquiree or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to the Acquiree, except that the consents disclosed on
Schedule 3.13 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by the Acquiree of this Agreement or the consummation of the transactions contemplated hereby.

                  3.14 Capitalization. The authorized capitalization of the Acquiree consists of 1,000 shares of no par value Common Stock of which 1,000 shares are issued and outstanding as of the date of this Agreement; the Acquiree Shares have been duly authorized, validly issued, and are fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws and regulations. Except as set forth on Schedule 3.14, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments or agreements of any nature to issue any of the Acquiree's securities. Schedule 3.14 sets forth the share ownership and respective percentage of each of the Acquiree Shareholder.

                  3.15. Brokerage Fees. Except for Delhi And Dublin Ventures, Inc., whose fees shall be paid by Acquiree as disclosed on Schedule 5.10, the Acquiree has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  3.16 Share Ownership. The Acquiree Shares will be owned of record and beneficially by the Acquiree Shareholder, free and clear of all liens and encumbrances of any kind and nature. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                  3.17 Obligation of the Acquiree Shareholder. This Agreement constitutes the valid and legally binding obligation of the Acquiree
Shareholder. Except as set forth on Schedule 3.17, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute in any material respect a violation of or default under, or conflict in any material respect with, any judgment, decree, statute or regulation of any governmental authority applicable to the Acquiree Shareholder or any contract, commitment, agreement or restriction of any kind to which the Acquiree Shareholder is a party or by which the Acquiree Shareholder is bound.

                  3.18 Approvals Required. Except as set forth on Schedule 3.18 or as contemplated or as required by this Agreement, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by the Acquiree Shareholder of this Agreement or the consummation by them of the transactions described herein, except to the extent that Acquiree Shareholder may be required to file reports in accordance with relevant regulations under federal and state securities laws upon execution of this Agreement and/or consummation of the transactions contemplated hereby.

                  3.19 Employee; Benefit Plans.

                           (a) Schedule 3.19 sets forth the number and names of
the employees of Acquiree and the total 1997 compensation to each of the directors, officers and employees of Acquiree.

                           (b) Except as disclosed on Schedule 3.19, Acquiree
does not have any "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Schedule 3.19 identifies all programs, including, without limitation, any pension plans, health and welfare plans, life, disability, medical, dental or hospitalization insurance plans, sick-leave, vacation accrual or holiday plans, bonus, savings, profit-sharing or other similar benefit plans, deferred compensation, stock option, stock ownership and stock purchase plans covering employees or former employees of Acquiree. Except as disclosed on Schedule 3.19, each such plan or program has been operated substantially in accordance with its terms and, to the extent applicable, ERISA and the Code. Acquiree does not sponsor or contribute to, nor has it ever sponsored or been required to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                           (c) Except as disclosed on Schedule 3.19 Acquiree
does  not  have  any  written  contracts,  or  oral  contracts,   including  any
employment, management, agency or consulting contracts, with respect to any of its current or retired employees.

                           (d) Except as disclosed on Schedule 3.19, Acquiree
is not a party to any collective bargaining agreement and there are no union organizational activities or efforts to effect a representation election pending or threatened.

                           (e) Except as disclosed on Schedule 3.19, Acquiree
has complied in all material respects with all applicable laws relating to the employment of labor, including the provisions thereof relating to benefits required to be provided under Part VI of Subtitle B of Title I of ERISA or
Section 4980B(f) of the Code (collectively, "COBRA"), wages, hours, working conditions, employee benefit plans and the payment of withholding and social security taxes.

                  3.20  Environmental  Matters.  Except as set forth in Schedule
3.20 Acquiree is in compliance with all laws, rules and regulations relating to environmental protection and conservation (including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act and the Superfund Amendments and Reauthorization Act of 1986, as amended and all applicable state laws pertaining to the environment), and neither

Acquiree or Acquiree Shareholder have received any notification of any asserted present or past failure to so comply with such laws, rules or regulations. Acquiree has obtained and is in compliance with all permits, licenses and other authorizations required under federal, state and local laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes (collectively "Environmental Requirements"). There are no circumstances which may interfere with or prevent continued compliance, or which may give rise to any liability, or otherwise form the basis of any claim, or investigation under Environmental Requirements, relating to the operation of Acquiree's business. For the purpose of this Section, "hazardous substances" shall include (1) hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and regulations thereunder, and (2) any substance for which state or local laws require the clean-up, removal or other special handling of such materials or imposing liability based upon improper handling thereof.

                  3.21 Insurance. Schedule 3.21 contains a list of all policies of liability, environmental, crime, fidelity, life, fire, workers' compensation, health, director and officer liability and all other forms of insurance currently in effect and owned or held by Acquiree, and identifies for each such policy, the underwriter, policy number, coverage type, premium, expiration date and deductible. All of the insurance policies listed on Schedule 3.21 are outstanding and in full force and effect and all premiums required to be paid with respect to such policies are currently paid.

                  3.22 Bank Accounts. Schedule 3.22 contains a list of all bank accounts maintained by, or for the benefit of, Acquiree.

                  3.23 Customers. Set forth on Schedule 3.23 is a list of the ten (10) largest customers of Acquiree based on the dollar volume of income generated by that customer for the twelve month period ended December 31, 1997. No such customer has terminated or, to Acquiree's knowledge, is presently threatening to terminate its relationship with Acquiree.

                  3.24 Approval. The Board of Directors of the Acquiree has approved the execution of this Agreement and the transactions contemplated hereby.

                  3.25 Contractors. With respect to the Acquiree's contractors, consultants and other independent personnel (the "Contractors"), the Acquiree has evaluated and classified the Contractors as independent contractors or employees in accordance with Internal Revenue Service regulations. Acquiree has maintained, monitored, continues to maintain and monitor those Contractors who are independent contractors to assure compliance with Internal Revenue Service regulations.

                  3.25 Termination of Agreements. Schedule 3.30 contains a list of all Agreements between the Acquiree on the one hand and its Shareholder on the other. All such Agreements have been terminated absolutely at or prior to the Closing Date without any liability on the part of Acquiree.

         4. REPRESENTATIONS AND WARRANTIES OF RCM. As a material inducement to the Acquiree and the Acquiree Shareholder to enter into this Agreement and consummate the transactions contemplated hereby, RCM does hereby make the following representations and warranties to the Acquiree and the Acquiree Shareholder, which representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing Date as though made on and as of such date.

                  4.1 Due Organization of RCM. RCM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; it is qualified to do business and is in good standing in each state where the properties owned, leased or operated, or the business conducted, by it require such qualification except where failure to so qualify would not have a material adverse effect on the financial condition, properties, business or results of operations of RCM. RCM has the corporate power and authority to own its property and assets and to carry on its business as now presently conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of RCM, including any amendments thereto, are attached hereto as Schedule 4.1.

                  4.2 Compliance; Governmental Authorizations. RCM has complied in all material respects with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities, banking collection and consumer protection laws and regulations that, if not complied with, would materially and adversely affect its businesses. RCM has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business. Such licenses and permits are in full force and effect. RCM does not know of any violations of any such licenses or permits. No proceedings are pending or threatened to revoke or limit the use of such licenses or permits that would have an adverse effect on the business of RCM.

                  4.3 Due Authorization. This Agreement has been duly authorized, executed, and delivered by RCM, and constitutes a legal, valid, and binding obligation of RCM, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate in any material respect any order, writ, injunction or decree of any court or governmental authority, or violate or conflict with in any material respect or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any provisions of RCM's Articles of Incorporation or Bylaws, the terms or conditions or provisions of any note, bond, lease, mortgage or agreement of any kind to which RCM is a party or by which RCM or its properties may be bound, or violate in any material respect any statute, law, rule or regulation applicable to RCM, except that the consents disclosed on Schedule 4.3 will be required pursuant to the terms of those scheduled agreements. No consent or approval by any governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation of the transactions contemplated hereby.

                  4.4 Brokerage Fees. Except for Delhi And Dublin Ventures, Inc. whose fees shall be paid by Acquiree, RCM has not incurred, and will not incur, any liability for brokerage or finder's fees or similar charges in connection with the transactions contained within this Agreement.

                  4.5 Approval. The Board of Directors of RCM has approved the execution of this Agreement and the transactions contemplated hereby.

                  4.6 No Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by RCM of this Agreement or the consummation by it of the transactions described herein, except to the extent that the parties may be required to file reports in accordance with relevant regulations under federal and state securities laws.

         5.       COVENANTS OF THE PARTIES.

                  5.1 Disclosure Documents.

                           (a) RCM shall supply to Acquiree the necessary
information in writing, or cause the necessary information to be supplied in writing, relating to RCM for inclusion in any document(s) to be delivered to Acquiree Shareholder in connection with seeking their approval of the transactions contemplated by this Agreement.

                           (b) Acquiree shall supply to RCM the necessary
information in writing, or cause the necessary information to be supplied in writing, relating to Acquiree for inclusion in any documents or reports to be filed with the SEC or any regulatory agency in connection with the transactions contemplated by this Agreement.

                  5.2 Access to Information. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with the provisions of Section 11, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

                  5.3 Confidentiality.

                           (a) Confidentiality of RCM-Related Information.
With respect to information concerning RCM that is made available to Acquiree or Acquiree Shareholder pursuant to the provisions of Section 5.2, Acquiree and Acquiree Shareholder agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions contemplated by this Agreement and shall not disseminate or disclose any of such information other than to representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by Acquiree of the confidential nature of such information and directed by Acquiree to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, Acquiree and Acquiree Shareholder shall immediately return all such information, all copies thereof and all information prepared by Acquiree based upon the same, upon RCM's request; provided, however, that one copy of all such material may be retained by Acquiree's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiree or the Acquiree Shareholder from a third party entitled to disclose it; (ii) became known publicly other than through Acquiree or the Acquiree Shareholder or any party who received the same through Acquiree or the Acquiree Shareholder; (iii) is required by law or court order to be disclosed by Acquiree or the Acquiree Shareholder (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of RCM. Acquiree or the Acquiree

Shareholder shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (a).

                           (b) Confidentiality of Acquiree-Related Information.
With respect to information concerning Acquiree that is made available to RCM pursuant to the provisions of Section 5.2, RCM agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the transactions contemplated by this Agreement and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the transactions to be undertaken pursuant to this Agreement (each of whom shall be informed in writing by RCM of the confidential nature of such information and directed by RCM to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 11, RCM shall immediately return all such information, all copies thereof and all information prepared by it based upon the same, upon Acquiree's request; provided, however, that one copy of all such material may be retained by RCM's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by RCM from a third party entitled to disclose it; (ii) became known publicly other than through RCM or any party who received the same through RCM; (iii) is required by law or court order to be disclosed by RCM (after notice and opportunity to oppose such disclosure); or (iv) is disclosed with the express prior written consent thereto of Acquiree. RCM shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this subparagraph (b);

                  5.4 Nondisclosure. Neither RCM, nor Acquiree nor Acquiree Shareholder shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other parties hereto, other than with the express prior written consent of the other parties hereto, except as may be required by applicable securities laws as they pertain to public companies, law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the transactions contemplated by this Agreement, to any party whose consent is required in connection with this Agreement; or any regulatory body where such disclosure is required under federal or state law.

                  5.5 Non-Competition.

                           (a) As a material inducement for RCM to enter into
this Agreement Parandhaman agrees that he will not, for the period during which Deferred Consideration is payable to Acquiree Shareholder and for a period of two (2) years following the payment of the last installment of Deferred Consideration to Acquiree Shareholder (the "Restricted Period") within the counties of __________________, California, directly or indirectly, whether as employee, owner, partner, agent, director, officer or shareholder, engage in the business of contract or temporary staffing of technical personnel. As used herein "technical personnel" means information technology, engineering and manufacturing professional personnel. Without limiting the generality of the foregoing Parandhaman shall not do any of the following:

                                    (i) Solicit, divert, accept business of
contract or temporary staffing of technical personnel from any client of Acquiree who is or was a client during the term of Parandhaman's employment, including all clients directly or indirectly produced or generated by Parandhaman.

                               (ii) Solicit, induce or contract with any of the
Acquiree's employees to leave Acquiree or to work for Parandhaman or any company with which Parandhaman is connected.

                              (iii) Solicit, divert or take away any of
Acquiree's sources of business of contract or temporary staffing of technical personnel.

                           (b) Parandhaman will not at any time without the
authorization of RCM disclose to, or make use of for himself or for any person, corporation, or other entity, any trade secret or other confidential information concerning the business, clients, methods, operations, financing or services of RCM or its affiliates. Trade secrets and confidential information shall mean information disclosed to Parandhaman or known by him as a consequence of his relationship with Acquiree and not generally known in the industry. Without limiting the generality of the foregoing, trade secrets and confidential information shall include market analysis and market expansion plans of RCM and all technical information relating to products or systems developed or being developed by RCM and all planned system improvements or changes.

                           (c)  The provisions of this Section shall be
construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Parandhaman against Acquiree whether arising out of this Agreement or otherwise shall not constitute a defense to the enforcement by Acquiree of the provisions of this paragraph.

                           (d) Parandhaman agrees that a violation of any of
the provisions of this Section 5.5(a) hereof will cause irreparable damage to Acquiree the exact amount of which it will be impossible to ascertain and, for that reason, Parandhaman agrees that Acquiree shall be entitled to injunctive relief restraining any violation of this Section 5.5(a) hereof by Parandhaman and any person, firm or corporation associated with him, such right to be cumulative and in addition to all other remedies available to Acquiree by reason of such violation.

                  5.6 Consents. RCM and Acquiree shall cooperate and use their best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement.

                  5.7 Filings. RCM and Acquiree shall, as promptly as practicable, make any required filings, and RCM and Acquiree shall promptly make any other required submissions, under any law, statute, order, rule or regulation with respect to the transactions contemplated by this Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

                  5.8 All Reasonable Efforts. Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the board of directors of Acquiree and RCM, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to consummate the transactions contemplated by this Agreement.

                  5.9 Notification of Certain Matters. Except with respect to the actions contemplated by this Agreement, Acquiree shall give prompt notice to RCM, and RCM shall give prompt notice to Acquiree, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (b) any material failure of Acquiree, on the one hand, or RCM, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement.

                  5.10 Bonuses and Fees. Except as set forth on Schedule 5.10 any and all accrued bonuses or other compensation over and above historic compensation levels which may be due and owing to the Acquiree Shareholder and fees owing to Delhi And Dublin Ventures, Inc. shall be discharged and Acquiree released from such obligations on or before the Closing Date.

                  5.11 Documents at Closing. Each party to this Agreement agrees to execute and deliver on the Closing Date those documents identified in Section 6.2.

                  5.12 Interim Operations of RCM and Acquiree. Except as contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that the parties shall otherwise consent in writing or as otherwise identified in Schedule 3.5 during the period from the date of this Agreement and continuing until the Closing Date, each of RCM and Acquiree shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present organizations of such business, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it and they shall not take any action, or fail to take any action, that is reasonably likely to result in any of their respective representations and warranties set forth in this Agreement becoming untrue as though such representations and warranties are made as of and on the Closing Date.

                  5.13 Prohibition on Trading in RCM Stock. The Acquiree and Acquiree Shareholder acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of RCM, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM. Accordingly, the Acquiree Shareholder agrees that he will not purchase or sell any securities of RCM, or communicate such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of RCM, until no earlier than 72 hours following the filing of a Current Report on Form 8-K with the SEC announcing the Closing pursuant to this Agreement.

                  5.14 Independent Contractors. If, with respect to any period prior to the Closing, any governmental authority (i) challenges the status as independent contractors of any of Acquiree's contractors; or (ii) asserts the applicability to Acquiree's employees or contractors of statutes, ordinances or regulations regulating the wages, working conditions and hours of employment of such individuals, then after any final determination (with Acquiree Shareholder having the right to control and pay the costs and counsel fees in connection with any agency examination or determination) any payroll or other taxes and any interest or penalties attributable thereto and any liability for additional employment compensation and any fines or penalties connected therewith shall be the obligation of the Acquiree Shareholder, and shall be paid to RCM within ten
(10) days thereafter or, at the option of RCM, shall be subject to indemnification provided for in Section 9 hereafter.

                  5.15 Revocation of S Corporation Election. Prior to the Closing Acquiree shall take any and all actions necessary to revoke its election to be treated as an S Corporation pursuant to the Code.

         6.       THE CLOSING.

                  6.1. The Closing. The closing ("Closing") of the purchase and sale and other transactions contemplated by this Agreement shall take place (a) at the offices of Fineman & Bach, P.C., 1608 Walnut Street, 19th Floor, Philadelphia, PA 19103, 1:30 p.m. local time on __________, 1998, or (b) at such other time and place and on such other date as RCM and Acquiree or Acquiree Shareholder shall agree. The date of the Closing is referred to herein as the "Closing Date".

                           (a) Notwithstanding the actual date of the Closing
the purchase and sale and other transactions contemplated by this Agreement shall be deemed to have occurred on the Effective Date.

                  6.2  Transactions  at  Closing.   On  the  Closing  Date,  the
following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                           (a) the Acquiree and the Acquiree Shareholder will
deliver, or cause to be delivered, to RCM the following:

                                    (i) stock certificates representing the
Acquiree Shares being surrendered hereunder, duly endorsed with stock powers attached in blank;

                                    (ii) all corporate records of the Acquiree,
including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Closing Date), stock books, stock transfer books, corporate seals; and such other corporate books and records as may reasonably be requested by RCM and its counsel;

                                    (iii) a certificate executed by the Acquiree
and the Acquiree Shareholder to the effect that all representations and warranties made by the Acquiree and the Acquiree Shareholder under this Agreement are true and correct as of the Closing Date, as though originally given to RCM on said date;

                                    (iv) a certificate of good standing for the
Acquiree from the Secretary of the State of California, dated at or about the Closing Date, to the effect that such corporation is in good standing under the laws of such state;

                                 (v) an incumbency certificate for the Acquiree
signed by all of the officers thereof dated at or about the Closing
Date;

                                 (vi) certified Articles of Incorporation of the
Acquiree dated at or about the Closing Date and a copy of the Bylaws of the Acquiree certified by the Secretary of the Acquiree dated at or about the Closing Date;

                                  (vii) certified resolutions from the Secretary
of the Acquiree dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

                                    (viii) an Employment Agreement described in
Exhibit "A" signed by _______________ and Acquiree;

                                    (ix) an Employment Agreement described in
Exhibit "B) signed by ____________________ and Acquiree;

                                    (x) an Employment Agreement substantially in
the form of Exhibit "A" signed by Acquiree and such Employees of Acquiree as are selected by RCM;

                                 (xi) resignations of all officers and directors
of Acquiree;

                                    (xii) evidence satisfactory to RCM of the
termination of the Agreements described in Schedule 3.30 hereof.

                                    (xiii) such documents as may be needed to
accomplish the Closing under the corporate laws of the states of incorporation of RCM and Acquiree;

                                    (xiv) such other instruments, documents and
certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement;

                                    (xv) an opinion of counsel for Acquiree and
Acquiree Shareholder in the form attached hereto as Exhibit "C";

                                   (xvi) an election under Section 338(h) of the
Internal Revenue Code executed by Acquiree.

                                    (xvii) any documentation associated with the
transactions contemplated by Section 5.15 of this Agreement.

                           (b) RCM will deliver or cause to be delivered to the
Acquiree and the Acquiree Shareholder:

                                    (i) a certificate of RCM's Secretary to the
effect that all representations and warranties made by RCM under this Agreement are true and correct as of the Closing Date, as though originally given to the Acquiree and the Acquiree Shareholder on said date;

                                 (ii) certificate from the Secretary of State of
Nevada dated at or about the Closing Date that RCM is in good standing under the laws of said state;

                                  (iii) certified resolution of the Secretary of
RCM dated at or about the Closing Date authorizing the transactions contemplated under this Agreement;

                                  (iv) an opinion of counsel for RCM in the form
attached hereto as Exhibit "D".

                                    (v) an Employment Agreement described in
Exhibit "A" signed by ______________ and Acquiree;

                                    (vi) an Employment Agreement described in
Exhibit "B" signed by _____________ and Acquiree;

                                  (vii) an Employment Agreement substantially in
the form of Exhibits "A" signed by RCM and such employees of Acquiree as are selected by RCM;

                                    (viii) such documents as may be needed to
accomplish the Closing under the corporate laws of the state of incorporation of RCM and Acquiree;

                                    (ix)  such other instruments, documents and
certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or that may be reasonably requested in furtherance of the provisions of this Agreement; and

                                   (x)   An election under Section 338(h) of the
Internal Revenue Code executed by RCM.

         7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIREE AND THE ACQUIREE SHAREHOLDER. All obligations of the Acquiree and the Acquiree Shareholder under this Agreement are subject to the fulfillment, prior to or on the Closing Date (unless otherwise stated herein), of each of the following conditions, any one or all of which may be waived by the Acquiree or the Acquiree Shareholder:

                  7.1 The Board of Directors of RCM shall have approved the execution of this Agreement and the transactions contemplated hereby.

                  7.2 The representations and warranties made by or on behalf of RCM contained in this Agreement or in any certificate or document delivered to the Acquiree or the Acquiree Shareholder pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

                  7.3 RCM shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  7.4 RCM shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to the Acquiree and such Schedules and documents shall have been reasonably acceptable to Acquiree and Acquiree Shareholder.

                  7.5 There shall be delivered to the Acquiree and the Acquiree Shareholder an officer's certificate of RCM to the effect that all of the representations and warranties of RCM set forth herein are true and complete in all material respects as of the Closing Date, and that RCM has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date.

                  7.6 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

                  7.7 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated hereby.

                  7.8 RCM shall have executed an Employment Agreement with _____________ and such other employees of Acquiree as may be selected by RCM substantially in form and substance similar to that attached hereto as Exhibit "A, respectively.

                  7.9 Acquiree Shareholder shall have completed prior to the Closing Date, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of RCM.

                  7.10 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal state and local governmental authorities and agencies, as are required of RCM under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

                  7.11 There shall have occurred no material  adverse  change to
the  business,  operations,  assets,  management,   regulatory  environment  and
business prospects of RCM.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF RCM. All obligations of RCM under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or all of which may be waived in writing by RCM:

                  8.1 The Board of Directors of the Acquiree shall have approved the execution of this Agreement and the transactions contemplated hereby.

                  8.2 The representations and warranties made by the Acquiree and the Acquiree Shareholder contained in this Agreement or in any certificate or document delivered to RCM pursuant to the provisions hereof at the Closing Date shall be true in all respects at and as of the time of the Closing Date as though such representations and warranties were made at and as of such time.

                  8.3 The Acquiree and the Acquiree Shareholder shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                  8.4 The Acquiree shall have delivered all of the Schedules required herein, and copies of the documents referred to therein, to RCM and such Schedules and documents shall have been reasonably acceptable to RCM.

                  8.5 There shall be delivered to RCM an officer's certificate of the Acquiree to the effect that all of the representations and warranties of the Acquiree set forth herein are true and complete in all material respects as of the Closing Date, and that the Acquiree has complied in all material respects with its covenants and agreements set forth herein that are required to be complied with by the Closing Date and there shall be delivered to RCM certificates signed by the Acquiree Shareholder to the effect that the representations and warranties of each made within this Agreement are true and correct in all material respects.

                  8.6 RCM shall have completed prior to the Closing Date, to its satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, business or prospects of the Acquiree.

                  8.7 RCM shall have obtained the approval of its principal lender of this Agreement and the transactions contemplated thereby.

                  8.8 All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal state and local governmental authorities and agencies, as are required of Acquiree or the Acquiree Shareholder under this Agreement, applicable law or any applicable contract or agreement (all as contemplated by this Agreement) to complete the Closing shall have been secured.

                  8.9 No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Closing and the other transactions contemplated by this Agreement.

                  8.10 Acquiree's Closing Net Operating Income shall not be less than $1,000,000.

                  8.11 Such employees of Acquiree as may be selected by RCM shall each have executed an Employment Agreement substantially in form and substance similar to that attached hereto as Exhibits "A".

                  8.12 Acquiree and the Acquiree Shareholder shall take all actions necessary to effect the resignation of all of the current directors and officers of Acquiree in the manner identified in Section 6.2(a)(xi).

                  8.13 Except as contemplated or as required by this Agreement, there shall have occurred no material adverse change to the business, operations, assets, management, regulatory environment and business prospects of Acquiree.

         9.       INDEMNIFICATION.

                  9.1 Acquiree Shareholder. The Acquiree Shareholder shall indemnify, defend and hold harmless RCM from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by RCM which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant of Acquiree or the Acquiree Shareholder contained herein or in the Schedules annexed hereto or in any other documents or instruments furnished by the Acquiree or the Acquiree Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  9.2 RCM. RCM shall indemnify, defend and hold harmless Acquiree and Acquiree Shareholder from and against any and all Claims incurred by the Acquiree and/or any Acquiree Shareholder which arise out of or result from misrepresentation, breach of warranty or breach of any covenant of RCM contained herein or in the Schedules annexed hereto or in any other documents or instruments furnished by RCM pursuant hereto or in connection with the transactions contemplated hereby or thereby.

                  9.3 Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:

                           (a) Third Party Claims.  In the event that any Claim
for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have 30 days (or, if shorter, a period to a date not less than 10 days prior to when a responsive pleading or other document is required to be filed but in no event less than 10 days from delivery or mailing of the Claim
Notice) (the "Notice Period") to notify the Indemnitee (i) whether or not it disputes the Claim and (ii) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to minimize any risk of additional damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.

                           If the Indemnitee desires to participate in, but not
control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense if it shall thereafter be found that such Claim was subject to indemnification by the Indemnitor hereunder.

                           (b) Non-Third Party Claims.  In the event that the
Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to
Section 10 hereof.

                           (c) Cooperation of Parties.  If either party chooses
to defend or participate in the defense of any liability, it shall have the right to receive from the other party, subject to any restriction of applicable law or that may be necessary to preserve the privilege of attorney-client communications, any books, records or other documents within such other party's control that are necessary or appropriate for such defense.

                  9.6 Right of Set Off. The amount of any Claims as to which RCM is entitled to indemnification hereunder may be set off by RCM first against the Deferred Consideration and, to the extent the amount of such Deferred
Compensation is insufficient to cover such Claims, then against amounts remaining payable as Additional Purchase Consideration and/or the Post Closing Consideration.

         10. Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by RCM, one by the Acquiree Shareholder, and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of a majority of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.

         11. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

                  (a)      by mutual written consent of RCM and Acquiree;

                  (b)      by either of RCM and Acquiree:

                           (i) if the Closing shall not have occurred by the
Closing Date unless such date is extended by the mutual written agreement of RCM and Acquiree, and in such event, only until the date the Closing Date has been so extended; provided, however, that the right to terminate this Agreement under this Section 11(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before that date; or

                           (ii) if any court of competent jurisdiction, or any
governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

                  (c) If any party hereto shall default in the observance or in the due and timely performance of any of the Covenants of the parties contained in Section 5 of this Agreement, the non-defaulting party may, upon written notice, terminate this Agreement and in that event, the defaulting party shall indemnify, hold harmless and assume full and complete responsibility for any and all expenses of the non-defaulting party incurred in this transaction, without prejudice to its or their rights and remedies available under law, including the right to recover expenses, costs and other damages. Notwithstanding the foregoing, the non-defaulting party may elect to waive such breach by the defaulting party and proceed with the Closing, thereby waiving any right to damages as a result of such breach.

         12. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

                  12.1 If to RCM, to:

                                    Mr. Leon Kopyt
                                    Chief Executive Officer
                                    RCM Technologies, Inc.
                                    2500 McClellan Avenue, Suite 350
                                    Pennsauken, New Jersey 08109-4613

                           With a copy to:

                                    Norman S. Berson, Esquire
                                    Fineman & Bach, P.C.
                                    1608 Walnut Street, 19th Floor
                                    Philadelphia, PA 19103
                                    Telephone No. (215) 893-8710
                                    Telecopy No.  (215) 893-8719

                  12.2     If to the Acquiree Shareholder, to:

                                    Gopal Parandhaman
                                    9341 Tenabo Court
                                    Sacramento, CA 95827

                  12.3     If to the Acquiree, to:

                                    Global Technology Solutions Inc.
                                    9323 Tech Center Drive
                                    Suite 1000
                                    Sacramento, CA 95826

                           With a copy to:







Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being sent by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

         13.      MISCELLANEOUS.

                  13.1 Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such further action as may be reasonably required by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  13.2 Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or parties or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

                  13.3 Survival of Representations. All covenants, agreements, representations and warranties made herein shall survive the Closing Date. All covenants and agreements by or on behalf of the parties hereto that are contained or incorporated in this Agreement shall bind and inure to the benefit of the successors and assigns of all parties hereto.

                  13.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  13.5 Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  13.6 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

                  13.7 Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey.

                  13.8 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13.9 Number and Gender, Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicated is appropriate.

                  13.10 Construction. The parties hereto and their respective legal counsel participated in the preparation of this Agreement, therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                  13.11 Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  13.12 Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event

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that  any one or more  of the  provisions  contained  in this  Agreement  or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13.13 Binding Nature. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                  13.14 No Third-Party Beneficiaries. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

                  13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                  13.16 Facsimile Signature. This Agreement may be executed and accepted by facsimile signature and any such signature shall be of the same force and effect as an original signature.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                                RCM TECHNOLOGIES, INC.
ATTEST:


By:                                                 By:
                                      Name:
                                     Title:



                                               GLOBAL TECHNOLOGY SOLUTIONS INC.

ATTEST:

By:                                                           By:
                                                                       Name:
                                                                       Title:




                                                              GOPAL PARANDHAMAN

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